EXHIBIT 99
[Chesapeake  Utilities
Corporation  Logo]



FOR  IMMEDIATE  RELEASE
NOVEMBER  4,  2003
NYSE  SYMBOL:  CPK


             CHESAPEAKE UTILITIES CORPORATION ANNOUNCES A 51 PERCENT
         INCREASE IN YEAR-TO-DATE RESULTS FROM CONTINUING OPERATIONS AND
                  AN IMPROVEMENT IN THIRD QUARTER 2003 EARNINGS


Dover, Delaware - Chesapeake Utilities Corporation (NYSE: CPK) today announced that income from continuing operations for the nine months ended September 30, 2003 increased 51 percent from $4.8 million, or $0.87 per share, in 2002 to $7.2 million, or $1.29 per share, in 2003. The improvement in year-to-date results primarily reflects strong customer growth and colder weather, which led to increased contributions from Chesapeake's Delmarva natural gas and propane distribution operations. Chesapeake sold the assets of four water services operations during 2003. The results have been reclassified to discontinued operations. Losses from discontinued operations of $0.05 per share in both 2003 and 2002, as well as a $0.35 per share charge related to a change in accounting principle recorded in 2002 are deducted to arrive at net income. For the nine months ended September 30, 2003, net income was $6.9 million, or $1.24 per share, compared to $2.6 million, or $0.47 per share, for the same period in 2002.

"Year-to-date results continue to reflect the strength of our natural gas and propane operations," stated John R. Schimkaitis, President and Chief Executive Officer of Chesapeake Utilities Corporation. "In addition to the continued growth we have seen in our core activities, the actions that management has taken to reduce the losses in water operations have begun to produce results. So far this year, we have sold four of our under-performing water services operations."

RESULTS  FOR  THE  THIRD  QUARTER
Results  from  continuing  operations  for  the  third  quarter of 2003 improved
$111,000, or $0.03 per share, over the third quarter of 2002. Chesapeake experienced a seasonal loss from continuing operations of $701,000, or $0.12 per share, for the third quarter of 2003 compared to a seasonal loss from continuing operations of $812,000, or $0.15 per share, for the third quarter of 2002. Chesapeake's Delmarva natural gas distribution and propane distribution operations typically experience losses during the third quarter, because heating customers do not require gas in the summer months. Losses from discontinued operations of $0.03 and $0.02 per share for the third quarter of 2003 and 2002, respectively, are deducted from the results of continuing operations to arrive at the net loss. The net loss for the third quarter of 2003 was $866,000, or $0.15 per share, compared to a net loss of $939,000, or $0.17 per share, for the third quarter of 2002.

The improvement in operating results for the third quarter of 2003 over 2002 is attributable primarily to improvement in the Delmarva propane distribution operation ($370,000), the Florida natural gas operation ($308,000), the Delaware natural gas distribution operation ($143,000) and the continuing water operations ($139,000). The Delmarva propane distribution improvement principally reflects the performance improvement measures that continue to reduce operating expenses. The Florida and Delaware natural gas distribution operations benefited from customer growth and rate enhancements. The continuing water operations experienced higher margins and lower overhead costs.

These improvements were partially offset by declines in the operating results of the Florida propane distribution operation ($169,000), the natural gas transmission operation ($167,000), the propane wholesale marketing operation ($153,000), advanced information services ($82,000) and the Maryland natural gas distribution operation ($51,000). The Florida propane decline was driven primarily by reduced margins from service work. The natural gas transmission and Maryland natural gas distribution operations experienced slight improvements in margins; however, they were more than offset by higher operating expenses. The propane wholesale marketing business experienced a drop in trading activities that was partially offset by reduced operating expenses. The advanced information services segment continues to be adversely affected by the nation's economic slow down and the resulting postponement or cancellation of discretionary consulting projects.

RESULTS  FOR  THE  NINE  MONTHS  ENDED  SEPTEMBER  30,  2003
Income from continuing operations for the first nine months of 2003 was $7.2 million, or $1.29 per share, compared to $4.8 million, or $0.87 per share, during the same period last year. Net income for 2003 was $6.9 million, or $1.24 per share, and included a $288,000, or $0.05 per share, loss from discontinued water operations. 2002 results also included a loss on discontinued water operations of $311,000, or $0.05 per share, and a $1.9 million, or $0.35 per share, non-cash charge for goodwill impairment that reduced net income to $2.6 million, or $0.47 per share. Higher earnings for the first nine months of 2003 reflect significant improvement in the natural gas and propane distribution operations due to colder weather and customer growth. Temperatures on the Delmarva Peninsula during the first nine months of 2003 were 14 percent colder than the 10-year average and 30 percent colder than 2002. Additionally, the average number of residential natural gas customers for the Delaware and Maryland divisions increased by 6.4 percent. The advanced information services segment improved operating income by $41,000 or 14 percent over 2002. A drop in margins was offset by cost containment measures that reduced operating expenses. Water operations reported a loss from continuing operations of $68,000 for the period, an improvement of $167,000 over the prior year. Water service's continuing operations benefited from lower operating expenses, primarily reductions to overhead costs from the closing of the water management office and related staff reductions.

RESULTS  FOR  THE  TWELVE  MONTHS  ENDED  SEPTEMBER  30,  2003
Income from continuing operations for the twelve months ended September 30, 2003 was $9.5 million, or $1.69 per share, compared to $6.3 million, or $1.16 per share, for the twelve months ended September 30, 2002. Net income for 2003, after deducting a loss from discontinued water operations of $1.4 million, or $0.24 per share, was $8.1 million, or $1.45 per share. Net income for 2002 also included a loss from discontinued water operations of $471,000, or $0.09 per share, and a $1.9 million non-cash charge for goodwill impairment. These items reduced net income to $3.9 million, or $0.72 per share. Operating income for 2003 was up primarily due to an increase in margins for the Delmarva propane distribution operations and Delaware and Maryland natural gas operations as the result of colder temperatures. Additionally, the Delmarva natural gas distribution operations experienced customer growth of 6.4 percent.


CONSOLIDATED  STATEMENTS  OF  INCOME
FOR  THE  PERIODS  ENDED  SEPTEMBER  30,  2003  AND  2002
DOLLARS  IN  THOUSANDS  EXCEPT  PER  SHARE  AMOUNTS
(UNAUDITED)

-------------------------------------------------------------------------------------------------------------------------
                                             ------- QUARTER -------   ---- YEAR-TO-DATE ----    --- 12 MONTHS ENDED ---
                                                2003         2002         2003         2002         2003         2002
-------------------------------------------------------------------------------------------------------------------------
OPERATING REVENUES. . . . . . . . . . . . .  $   24,742   $   22,010   $  123,595   $   99,309   $  163,907   $  129,917
COST OF SALES . . . . . . . . . . . . . . .      12,782       10,574       70,775       52,671       93,118       68,885
-------------------------------------------------------------------------------------------------------------------------
GROSS MARGIN. . . . . . . . . . . . . . . .      11,960       11,436       52,820       46,638       70,789       61,032
-------------------------------------------------------------------------------------------------------------------------

OPERATING EXPENSES
   Operations . . . . . . . . . . . . . . .       8,120        8,013       25,510       24,478       34,411       31,865
   Maintenance. . . . . . . . . . . . . . .         443          498        1,297        1,408        1,834        1,904
   Depreciation and amortization. . . . . .       2,261        2,145        6,781        6,635        9,010        8,658
   Goodwill impairment. . . . . . . . . . .           -            -            -            -          212            -
   Other taxes. . . . . . . . . . . . . . .         979        1,058        3,322        3,260        4,420        4,254
-------------------------------------------------------------------------------------------------------------------------
 Total operating expenses . . . . . . . . .      11,803       11,714       36,910       35,781       49,887       46,681
-------------------------------------------------------------------------------------------------------------------------
OPERATING INCOME (LOSS) . . . . . . . . . .         157         (278)      15,910       10,857       20,902       14,351

OTHER INCOME (EXPENSE). . . . . . . . . . .         (16)          34           93          389          230          632
-------------------------------------------------------------------------------------------------------------------------
INCOME (LOSS) BEFORE INTEREST CHARGES . . .         141         (244)      16,003       11,246       21,132       14,983

INTEREST CHARGES. . . . . . . . . . . . . .       1,420        1,176        4,315        3,558        5,751        4,859
-------------------------------------------------------------------------------------------------------------------------
INCOME (LOSS) BEFORE INCOME TAXES . . . . .      (1,279)      (1,420)      11,688        7,688       15,381       10,124

INCOME TAXES (BENEFIT). . . . . . . . . . .        (578)        (608)       4,461        2,903        5,915        3,814
-------------------------------------------------------------------------------------------------------------------------
INCOME (LOSS) FROM CONTINUING OPERATIONS. .        (701)        (812)       7,227        4,785        9,466        6,310

LOSS FROM DISCONTINUED
OPERATIONS, NET OF TAX
   Discontinued operations, net . . . . . .         (59)        (127)        (254)        (311)      (1,321)        (471)
   Loss on sale, net. . . . . . . . . . . .        (106)           -          (34)           -          (34)           -
-------------------------------------------------------------------------------------------------------------------------
   Total net loss from
     discontinued operations. . . . . . . .        (165)        (127)        (288)        (311)      (1,355)        (471)

CUMULATIVE EFFECT OF CHANGE
IN ACCOUNTING PRINCIPLE, NET OF TAX . . . .           -            -            -       (1,916)           -       (1,916)
-------------------------------------------------------------------------------------------------------------------------
NET INCOME (LOSS) . . . . . . . . . . . . .  $     (866)  $     (939)  $    6,939   $    2,558   $    8,111   $    3,923
=========================================================================================================================

Average Shares Outstanding. . . . . . . . .   5,626,202    5,503,318    5,595,981    5,475,555    5,579,496    5,460,202

Earnings (Loss) Per Share - Basic
---------------------------------
From continuing operations. . . . . . . . .  $    (0.12)  $    (0.15)  $     1.29   $     0.87   $     1.69   $     1.16
From discontinued operations. . . . . . . .       (0.03)       (0.02)       (0.05)       (0.05)       (0.24)       (0.09)
Effect of change in accounting principle. .           -            -            -        (0.35)           -        (0.35)
-------------------------------------------------------------------------------------------------------------------------
Net Income (Loss) . . . . . . . . . . . . .  $    (0.15)  $    (0.17)  $     1.24   $     0.47   $     1.45   $     0.72
=========================================================================================================================

Earnings (Loss) Per Share - Diluted
-----------------------------------
From continuing operations. . . . . . . . .  $    (0.12)  $    (0.15)  $     1.27   $     0.87   $     1.66   $     1.16
From discontinued operations. . . . . . . .       (0.03)       (0.02)       (0.05)       (0.05)       (0.23)       (0.09)
Effect of change in accounting principle. .           -            -            -        (0.35)           -        (0.35)
-------------------------------------------------------------------------------------------------------------------------
Net Income (Loss) . . . . . . . . . . . . .  $    (0.15)  $    (0.17)  $     1.22   $     0.47   $     1.43   $     0.72
=========================================================================================================================



SUPPLEMENTAL  INCOME  STATEMENT  DATA
FOR  THE  PERIODS  ENDED  SEPTEMBER  30,  2003  AND  2002
DOLLARS  IN  THOUSANDS
(UNAUDITED)

-------------------------------------------------------------------------------------------------------------------------
                                             ------- QUARTER -------   ---- YEAR-TO-DATE ----    --- 12 MONTHS ENDED ---
                                                2003         2002         2003         2002         2003         2002
-------------------------------------------------------------------------------------------------------------------------
GROSS MARGIN
   Natural Gas. . . . . . . . . . . . . . .  $    8,313   $    7,461   $   33,064   $   29,383   $   44,548   $   39,270
   Propane. . . . . . . . . . . . . . . . .       1,356        1,584       13,184       10,075       17,561       12,709
   Advanced Information Services. . . . . .       1,380        1,588        4,105        4,628        5,542        5,857
   Water Services . . . . . . . . . . . . .         953          880        2,670        2,664        3,456        3,330
   Other & Eliminations . . . . . . . . . .         (42)         (77)        (203)        (112)        (318)        (134)
-------------------------------------------------------------------------------------------------------------------------
 TOTAL GROSS MARGIN . . . . . . . . . . . .  $   11,960   $   11,436   $   52,820   $   46,638   $   70,789   $   61,032
=========================================================================================================================

OPERATING INCOME (LOSS)
   Natural Gas. . . . . . . . . . . . . . .  $    1,546   $    1,331   $   12,481   $   10,577   $   16,891   $   14,972
   Propane. . . . . . . . . . . . . . . . .      (1,597)      (1,689)       2,899           30        3,920         (618)
   Advanced Information Services. . . . . .          99          181          326          285          384          157
   Water Services . . . . . . . . . . . . .          14         (125)         (68)        (235)        (601)        (474)
   Other & Eliminations . . . . . . . . . .          95           24          272          200          308          314
-------------------------------------------------------------------------------------------------------------------------
 TOTAL OPERATING INCOME (LOSS). . . . . . .  $      157   $     (278)  $   15,910   $   10,857   $   20,902   $   14,351
=========================================================================================================================

HEATING DEGREE-DAYS
Actual. . . . . . . . . . . . . . . . . . .          39           37        3,231        2,486        4,906        3,836
10-Year Average (1992-2003) . . . . . . . .          64           68        2,835        2,986        4,409        4,649
-------------------------------------------------------------------------------------------------------------------------




Matters discussed in this release may include forward-looking statements that involve risks and uncertainties. Actual results may differ materially from those in the forward-looking statements. For example, the Company's water business strategy is subject to continuing review by management to determine the proper course of action to improve returns from this segment, including the possible sale of the remaining operations. Please refer to the Cautionary Statement in the Company's report on Form 10-K for the year ended December 31, 2002 for further information on the risks and uncertainties related to the Company's forward-looking statements.

Chesapeake Utilities Corporation is a diversified utility company engaged in natural gas distribution and transmission, propane gas distribution and wholesale marketing, advanced information services and other related services. Information about Chesapeake's businesses is available on the World Wide Web at www.chpk.com.
------------


For  more  information,  contact:
Michael  P.  McMasters
Vice  President  &  Chief  Financial  Officer
302.734.6799